As filed with the Securities and Exchange Commission on November 17, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MercadoLibre, Inc.
(See table of additional registrants further below)
(Exact name of Registrant as specified in its charter)

Delaware	98-0212790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

WTC Free Zone
Dr. Luis Bonavita 1294, Of. 1733, Tower II
Montevideo, Uruguay, 11300
(+598) 2-927-2770
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Marcos Galperin
Chief Executive Officer
MercadoLibre, Inc.
Dr. Luis Bonavita 1294, Of. 1733, Tower II
Montevideo, Uruguay, 11300
(+598) 2-927-2770
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Jacobo Cohen Imach, Esq. MercadoLibre, Inc. Dr. Luis Bonavita 1294, Of. 1733, Tower II Montevideo, Uruguay, 11300 (+598) 2-927-2770	Duane McLaughlin, Esq. Francesca L. Odell, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

TABLE OF ADDITIONAL REGISTRANT GUARANTORS
The following direct or indirect subsidiaries of MercadoLibre, Inc. may be guarantors of debt securities issued by MercadoLibre, Inc. and are Co-Registrants:

Exact name of Additional Registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address and telephone number of principal executive offices
MercadoLibre S.R.L.	Argentina	98-1045729	Av. Caseros 3039, 2nd. floor, Buenos Aires City, Argentina. C1264AAK. (+54) 11 5 168 3000
eBazar.com.br Ltda.	Brazil	N/A	Avenida das Nações Unidas, 3.003, Bonfim, Osasco, São Paulo. 06233-903. (+55) (11) 2543-4177
Mercado Pago Instituição de Pagamento Ltda	Brazil	98-1682681	Avenida das Nações Unidas, 3.003, Bonfim, Osasco, São Paulo. 06233-903. (+55) (11) 2543-4177
MercadoLibre Chile Ltda.	Chile	N/A	Av. Apoquindo N" 4800, Tower 2, Floor 21, Las Condes, Santiago, Chile. 7560969. (+56) 224112701
DeRemate.com de México, S. de R.L. de C.V.	Mexico	98-1246148	Boulevard Miguel de Cervantes Saavedra 161, 15, Colonia Granada, Miguel Hidalgo, Ciudad de México, México, CP 11520. (+52) 55 49737300
MP Agregador, S. de R.L. de C.V	Mexico	N/A	Boulevard Miguel de Cervantes Saavedra 161, 15, Colonia Granada, Miguel Hidalgo, Ciudad de México, México, CP 11520 (+52) 55 49737300
MPFS, S. de R.L. de C.V.	Mexico	N/A	Boulevard Miguel de Cervantes Saavedra 161, 15, Colonia Granada, Miguel Hidalgo, Ciudad de México, México, CP 11520. (+52) 55 49737300
MercadoLibre Colombia Ltda.	Colombia	N/A	Calle 100 No. 7-33 Floor 16. Bogotá D.C., Colombia. 110221. (+57) (1) 7053050

*	Each Additional Registrant has the same agent for service as MercadoLibre, Inc.

PROSPECTUS
MercadoLibre, Inc.

Debt Securities
Guarantees of Debt Securities
Preferred Stock
Common Stock
Warrants
By this prospectus, MercadoLibre, Inc. (“Mercado Libre,” the “Company” or “we”) may offer and sell from time to time the securities described in this prospectus separately or together in any combination. Any debt securities offered and sold pursuant to this prospectus may or may not be guaranteed by one or more of the subsidiaries of Mercado Libre. Specific terms, including the public offering price and our net proceeds from the sale(s) thereof, of any securities to be offered will be provided in a supplement to this prospectus.
You should read this prospectus and any supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.
Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange. Our common stock, $0.001 par value per share (“Common Stock”) is listed on The NASDAQ Global Select Market under the symbol “MELI.” Our 2.375% sustainability notes due 2026 and our 3.125% notes due 2031 are listed on the Nasdaq Stock Market under the symbols “MELI26” and “MELI31,” respectively.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any agents, underwriters and dealers, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, underwriters or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 6 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2025.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus, any accompanying prospectus supplement, or any related free writing prospectus that we prepare or authorize. If given or made, such information or representations must not be relied upon as having been authorized by us, and we take no responsibility for any information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the date of the document containing the information.
Unless the context indicates otherwise or unless we have indicated otherwise, references in this prospectus to “Mercado Libre,” “Company,” “we,” “us,” “our” and similar terms refer to MercadoLibre, Inc. and its consolidated subsidiaries and variable interest entities (“VIEs”).
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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). We may offer the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with general information about us and the securities we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities to be offered. The applicable prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any documents incorporated by reference therein, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference” before deciding whether to invest in the securities offered by the applicable prospectus supplement.
The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS
Any statements made or implied in this prospectus, in any prospectus supplement or in the documents incorporated by reference in this prospectus or any prospectus supplement, that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and should be evaluated as such. The words “anticipate,” “believe,” “expect,” “intend,” “plan,” “estimate,” “target,” “project,” “should,” “may,” “could,” “will” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements generally relate to information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, future economic, political and social conditions in the countries in which we operate and their possible impact on our business and the effects of future regulation and the effects of competition. Such forward-looking statements reflect, among other things, our current expectations, plans, projections and strategies, anticipated financial results, future events and financial trends affecting our business, all of which are subject to known and unknown risks, uncertainties and other important factors (in addition to those discussed elsewhere in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein) that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things:
•
the dependence of our business on the continued growth of online commerce and digital financial services, the commercial and financial activity that our users generate on our platforms and the availability and reliability of the Internet in Latin America;

•	our ability to expand our operations and adapt to rapidly changing industry and technology standards in a cost-effective and timely manner;
•	our ability to attract new customers, retain existing customers and increase revenues;
•	litigation and legal liability;
•	system interruptions, failures or reputational damage from the failure of users of our Marketplace to deliver merchandise or make required payments;
•	failure or the failure of our partners to manage Mercado Pago users’ funds properly could harm our business;
•	our ability to attract and retain qualified personnel, the loss of which could have a material adverse effect on us;
•	consumer trends, seasonality and loss of revenue if certain items become less popular or if we fail to meet customer demand;
•	manufacturers limiting distribution of their products by distributors, preventing distributors from selling through us or encouraging governments to limit e-commerce;
•	security breaches, disruption and confidential data theft from our systems, which can adversely affect our reputation and business;
•	realizing benefits from recent or future strategic investments, acquisitions of businesses, technologies, services or products, despite their capital outlay and potential dilution to our stockholders;
•	debt instruments that contain restrictions that limit our flexibility in operating our business, and changes by any rating agency to our outlook or credit rating could negatively affect us;
•	we are exposed to the value of digital assets that may be highly volatile and subject to risk of loss;
•
increasing scrutiny and evolving expectations from customers, regulators, investors, and other stakeholders with respect to our environmental, social and governance practices that may impose additional costs on us or expose us to new or additional risks;

•	legal and financial liability upon the sale of items that infringe intellectual property rights of third parties and for information and material disseminated through our platforms;

•	adequately protecting and enforcing our intellectual property rights, which could lead us to potentially face claims alleging that our technologies infringe the property rights of others;
•	delays or problems with operating or upgrading our existing information technology infrastructure that could cause a disruption in our business and adversely impact our financial results;
•	our ability to secure licenses for technologies on which we rely;
•	the risk of political and economic crises, instability, terrorism, civil strife, labor conflicts, expropriation, corruption and other risks of doing business in emerging markets;
•	local currencies used in the conduct of our business being subject to depreciation, volatility and exchange controls;
•	our transactions in Latin America potentially being impacted by the weaknesses of secure payment methods;
•	the impact of government and central bank regulations on our business;
•	Latin American governments exercising significant influence over the economies of the countries where we operate; and
•	political, social and economic conditions in Latin America.
You should carefully consider the risks discussed in this prospectus, including in the section captioned “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in particular, the risks discussed in the sections captioned “Special Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and those discussed in other documents we file with the SEC. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and our other filings with the SEC.
“Mercado Libre,” “Mercado Libre Marketplace,” “Mercado Pago,” “Mercado Envios” and “Mercado Ads” and other trademarks of ours appearing in this prospectus are our property. This prospectus and the documents incorporated by reference in this prospectus contain additional trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

MercadoLibre, Inc.
MercadoLibre, Inc. is the leading online commerce and fintech ecosystem in Latin America. Our e-commerce platform is the leader in the region based on gross merchandise volume, and our fintech platform is the leader in monthly active users among fintech companies in Mexico, Argentina and Chile, and the second largest in Brazil. Mercado Libre’s e-commerce platform is present in 18 countries (Argentina, Brazil, Mexico, Chile, Colombia, Peru, Uruguay, Venezuela, Bolivia, Costa Rica, Dominican Republic, Ecuador, Guatemala, Honduras, Nicaragua, Panama, Paraguay and El Salvador) and our fintech platform, Mercado Pago, is present in eight countries (Argentina, Brazil, Mexico, Chile, Colombia, Peru, Uruguay and Ecuador). Our ecosystem provides consumers and merchants with a complete portfolio of services to enable buying and selling online and the processing of payments online and offline, as well as offering a wide array of simple day-to-day financial services.
We offer our users an ecosystem of integrated e-commerce and digital financial services, which includes: the Mercado Libre Marketplace, the Mercado Pago fintech platform, the Mercado Envios logistics service, the Mercado Ads solution and the Mercado Libre Classifieds service.
Our e-commerce platform provides buyers and sellers with a robust and safe environment that fosters the development of a large e-commerce community in Latin America, a region with a population of over 650 million people where penetration of e-commerce over total retail significantly lags benchmarks such as the United States of America, the United Kingdom and China. We believe that we offer world-class technological and commercial solutions that address the distinctive cultural and geographic challenges of operating a digital commerce platform in Latin America.
The Mercado Libre Marketplace is a user-friendly online commerce platform that can be accessed through our mobile app or website. Third-party sellers account for most of the GMV transacted on the Marketplace. We complement this by selling directly to consumers on a first-party basis in selected categories where we can enhance price competitiveness and assortment; this accounts for less than 10% of GMV. The Marketplace has an extensive assortment of products, with a wide range of categories including consumer electronics, apparel and beauty, home goods, automotive accessories, toys, books and entertainment and consumer packaged goods. We also have a selection of international products available, primarily from sellers in China and the U.S., through our cross-border trade operations. Our users can also list vehicles, properties and services they are looking to sell via Mercado Libre Classifieds. These listings differ from our Marketplace listings because we charge placing fees only, not final value fees.
Mercado Envios is a logistics solution that is one of the value-added services that we offer to our sellers and buyers on our platform. The logistics services we offer are an integral and crucial part of our value proposition as they reduce friction between buyers and sellers, allow us to have greater control over the full user experience and enable faster deliveries at a more competitive cost than would otherwise be available with third-party carriers. Sellers that use Mercado Envios are eligible to access shipping subsidies that enable free or discounted shipping for consumers that buy sellers’ goods on our Marketplace. Our logistics network is built around fulfillment centers (which account for more than half of shipments), where sellers place their inventory in our warehouses, and cross-docking, where we collect items sold from sellers directly or via a network of thousands of partner stores (“MELI Places”) where sellers drop off sold items that need to be fed into our logistics network. MELI Places are also enabled for pick up of items purchased and processing of returns. Our transportation network includes dedicated aircraft, trucks and thousands of last-mile delivery vans, the vast majority of which are owned and operated by our third-party carriers.
Our advertising platform, Mercado Ads, is another value-added service that we offer to sellers on our platform and brands both on- and off-platform. The platform enables sellers and brands to access the millions of consumers who browse and purchase on our Marketplace, as well as the first-party data that all of these engagements generate. This enables advertisers to target highly granular audiences. The products we offer are Product Ads (sponsored listings), Brands Ads (product carrousels), Display Ads (banners) and Video Ads, the last two of which we are able to offer inventory off-platform as well as on our own Marketplace and fintech platform.
Mercado Shops is a service we offer to sellers to complement their business on our Marketplace. It is a digital storefront solution that allows sellers to set up, manage and promote their own digital stores, while using

Mercado Libre’s logistics, advertising and payments services. In January 2025, we announced the migration of Mercado Shops to “Mi Página,” which offers similar functionalities but is fully embedded within our Marketplace (without an external storefront). Mercado Shops will be discontinued as of December 31, 2025.
Mercado Pago was initially designed to facilitate transactions on Mercado Libre’s Marketplace by providing a mechanism that allowed our users to securely, easily and promptly send and receive payments. This brought trust to the merchant-consumer relationship. In the countries in which Mercado Pago operates, it processes and settles all transactions on our Marketplace.
Beyond facilitating Marketplace transactions, over the years we have expanded our array of Mercado Pago services to third parties outside Mercado Libre’s Marketplace. We began first by satisfying the growing demand for online-based payment solutions by providing merchants the necessary digital payment infrastructure for e-commerce to flourish in Latin America.
Our lending solution is available in Argentina, Brazil, Mexico and Chile. We offer loans mostly to merchants and consumers that already form part of our user base, many of whom have historically been underserved or overlooked by financial institutions and therefore suffer from a lack of access to credit. Facilitating credit is a key service overlay that enables us to further strengthen the engagement and lock-in rate of our users, while also generating additional touchpoints and incentives to use Mercado Pago as an end-to-end financial solution.
Our asset management product, which is available in Argentina, Brazil, Mexico and Chile, is a critical pillar of our financial services offering that enables us to compete with large banks. This product offers remuneration on balances held in the Mercado Pago digital account that is greater than traditional checking and savings accounts. This enables our users to earn a return with funds remaining available for withdrawal or to make payments without their funds being tied up in a time deposit.
As an extension of our asset management and savings solutions for users, we launched a digital assets feature as part of the Mercado Pago account in Brazil, Mexico and Chile, in 2021, 2022 and 2023, respectively. This service allows our millions of users to purchase, hold and sell selected digital assets through our interface without leaving the Mercado Pago application, while a partner acts as the custodian and offers the blockchain infrastructure platform. This feature is available for all users through their Mercado Pago account. In 2024 and 2025 we launched “Meli Dólar,” a stablecoin that is pegged to the US dollar, in Brazil, Mexico and Chile. Members of our loyalty program receive their cashback in Meli Dólar and all Mercado Pago users can buy, hold and sell the stablecoin without any fees.
Mercado Libre was incorporated in the State of Delaware in October 1999. Our headquarters are located at Dr. Luis Bonavita 1294, Of. 1733, Tower II, Montevideo, Uruguay, 11300, and our telephone number is (+598) 2-927-2770. We maintain a number of websites, including www.mercadolibre.com. The information on, or accessible through, our websites is not part of this prospectus.

RISK FACTORS
You should carefully consider, among other things, the matters discussed under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and in other documents that we include or incorporate by reference into this prospectus and any related prospectus supplement.

USE OF PROCEEDS
Unless the applicable prospectus supplement indicates otherwise, we intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES
A brief summary of some of the provisions of the debt securities, guarantees of debt securities and the indenture that will govern the debt securities, other than pricing and related terms, redemption rights, restrictive covenants and other specifications that will be discussed in a prospectus supplement, that would be important to holders of debt securities is set forth below. The following description of our debt securities and guarantees of debt securities is only a summary of the material terms, does not purport to be complete and may be supplemented in prospectus supplements. To review the terms of any debt securities and guarantees of debt securities offered by this prospectus, you must review both this prospectus and the relevant prospectus supplement. As used in this “Description of Debt Securities and Guarantees of Debt Securities,” the terms “Company,” “we,” “us,” and “our” refer to MercadoLibre, Inc. and not to any of its consolidated subsidiaries or VIEs.
General
We may issue debt securities and guarantees of debt securities under either (a) an indenture dated as of January 14, 2021 (the “Indenture”), with The Bank of New York Mellon, as trustee (the “Trustee”), or (b) one or more other indentures with that or another trustee. We may supplement any of these indentures from time to time. The following paragraphs describe the provisions of the Indenture.
The debt securities will be our direct unsecured general obligations and may be either senior debt securities or subordinated debt securities. Some or all of the co-registrants under the registration statement which includes this prospectus (each of which is our direct or indirect wholly-owned subsidiary) may guarantee our payment of debt securities issued under this prospectus. None of the indentures relating to our currently outstanding debt securities limits the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. The material terms of the debt securities and guarantees of debt securities or any separate indenture will be set forth in the applicable prospectus supplement.
Indenture and Trustee
Unless otherwise specified in the applicable prospectus supplement, our debt securities will be governed by the Indenture and supplemental indentures relating to particular series of debt securities. The Indenture is a contract to be entered into between us and The Bank of New York Mellon, as Trustee, registrar, paying agent and transfer agent.
The Trustee has two main roles:
•
First, the Trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations to the extent to which the Trustee acts on your behalf, described in the applicable prospectus supplement; and

•	Second, the Trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new holder if you sell them and sending you notices.
The Indenture and its associated documents will contain the full legal text of the matters described in this section. A form of the Indenture appears as an exhibit to the registration statement of which this prospectus forms a part.
Issuance in Series
We may issue debt securities in one or more separate series. The prospectus supplement relating to an offering of a particular series of debt securities will specify the particular amounts, prices and terms of those debt securities. These terms may include:
•	the title of the series (which shall distinguish the series from all other series of debt securities);
•	any limit on the aggregate principal amount of the series that may be authenticated and delivered under the Indenture;
•
the person to whom any interest on a security of the series shall be payable, if other than the person in whose name that debt security is registered at close of business on the record date for such interest;

•	the date or dates on which the principal of and any premium on the securities of the series is payable or the method by which such date or dates shall be determined;
•
the rate or rates (or method for establishing the rate or rates) at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and the record date for the interest payable (or the method for establishing such date or dates);

•	the place or places where the principal of (and premium, if any) and interest on the securities of the series shall be payable;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which the securities of the series may be redeemed, in whole or in part, at our option;
•
our obligation, if any, to redeem or purchase the securities of the series pursuant to any sinking fund or analogous provisions or at our option or the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation or option;

•	if other than denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof, the denominations in which the securities of the series shall be issuable;
•
if other than the full principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon acceleration of maturity or the method by which such portion shall be determined;

•	if other than U.S. dollars, the currency, currencies, currency unit or currency units in which the principal of, and any premium and interest on the securities of the series shall be payable;
•
if the principal of (and premium, if any) and interest on the securities of the series are to be payable, at our election or at the election of any holder, in a currency or currencies (including composite currencies) other than that in which the securities of the series are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

•
if the amounts of payments of principal (and premium, if any) and interest on the securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

•	whether the securities of the series shall be issued in whole or in part in the form of one or more global securities and, in such case, the depository for such global security or global securities;
•
any additional or different events of default that apply to the securities of the series, and any change in the right of the Trustee or the holders of such series of securities to declare the principal thereof due and payable;

•
if the securities of such series are to be guaranteed by some or all of our subsidiaries and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

•	whether the securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;
•	any additional or different covenants or events of default that apply to the securities of the series;
•	the form of the securities of the series; and
•	any other terms of the series (which terms shall not contradict the provisions of the Indenture).
Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the Indenture. Such additional notes will have the same terms as to ranking, redemption, waivers, amendments or otherwise as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes.

Subsidiary Guarantees
The obligations of the Company pursuant to the debt securities of any series may or may not be guaranteed by some or all of our direct or indirect subsidiaries. Those guarantees may remain in effect for the life of the guaranteed debt securities, or may terminate on the occurrence of specified events or circumstances. The prospectus supplement describing an issue of debt securities that are guaranteed by some or all of our subsidiaries will identify the guarantor subsidiaries, either by name or by category, and will describe the terms of the guarantee, including any conditions to its effectiveness and any events or circumstances under which it will be suspended or terminated.
Governing Law
The Indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York.
Concerning the Trustee
The Trustee under the Indenture is The Bank of New York Mellon. The Trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to any debt securities issued under the Indenture. The Trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.
Book-Entry; Delivery and Settlement
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee for the accounts of its participants, including Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, and Clearstream Banking, société anonyme (“Clearstream”). We will not issue certificated notes, except in the limited circumstances described below. Transfers of ownership interests in the global securities will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the debt securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you. The laws of some states require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global securities.
You, as the beneficial owner of debt securities, will not receive certificates representing ownership interests in the global securities, except in the following limited circumstances: (1) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the Indenture and, in either case, we do not appoint a successor depositary within 90 days or (2) we execute and deliver to the Trustee an officer’s certificate to the effect that such global security shall be so exchangeable. These certificated securities will be registered in such name or names as DTC will instruct the Trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.
DTC, Clearstream and Euroclear
DTC has advised us as follows:
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DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

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DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.
•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc.
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Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.
We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters or the Trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.
So long as DTC or its nominee is the registered owner and holder of the global securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for all purposes under the Indenture relating to the debt securities. Except as provided above, you, as the beneficial owner of interests in the global securities, will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owner or holder thereof under the Indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the Indenture.

Neither we, the Trustee, nor any other agent of ours or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a debt security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited.
Beneficial owners may experience delays in receiving distributions on their debt securities because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the Trustee or us. Accordingly, neither we, the Trustee nor any paying agent will have any responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in debt securities represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
We have been informed that, under DTC’s existing practices, if we request any action of holders of debt securities, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of debt securities is entitled to take under the Indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Global Clearance and Settlement Procedures
Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.
Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

DESCRIPTION OF CAPITAL STOCK
General
We may offer shares of our Common Stock or shares of our preferred stock. The following summary of the rights of our capital stock does not purport to be complete. This summary is subject to and qualified by the provisions of our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and our Amended and Restated Bylaws (“Bylaws”). Additionally, the Delaware General Corporation Law (“DGCL”), as amended, also affects the terms of our capital stock.
Pursuant to our Certificate of Incorporation, we have the authority to issue 150,000,000 shares, consisting of (i) 110,000,000 shares of Common Stock, par value $0.001 per share (ii) and 40,000,000 shares of preferred stock, par value $0.001 per share.
As of November 13, 2025, there were 50,697,182 shares of Common Stock issued and outstanding. At that date, there were no shares of preferred stock outstanding. All of the outstanding shares of the Company’s capital stock are fully paid and nonassessable.
Capital Stock
Voting Rights
Each outstanding share of our Common Stock is entitled to one vote on all matters submitted to a vote of holders of our common stock, except as otherwise required by law, as provided with respect to any series of preferred stock, or for stockholders that beneficially own more than 20% of the shares of our outstanding Common Stock, in which case any shares of stock above such 20% do not have voting rights. The holders of Common Stock do not have cumulative voting rights in the election of directors.
Dividends
Subject to any preferential rights of any series of preferred stock, holders of our Common Stock are entitled to receive dividends ratably, if as and when dividends are declared from time to time by our board of directors (the “Board of Directors”) out of funds legally available for that purpose. The Board of Directors may, in its sole discretion, increase or decrease the amount of the quarterly dividend per share, change the frequency with which the dividend is paid or eliminate or reinstate the dividend.
As of January 1, 2018, our Board of Directors declared the suspension of the payment of dividends to shareholders and we currently do not pay a quarterly dividend on shares of our Common Stock. All dividends are declared at the discretion of our Board of Directors and depend on our earnings, our financial condition and other factors as our Board of Directors, in its sole discretion, may deem relevant from time to time.
Preemptive or Similar Rights
Our Common Stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.
Liquidation Rights
Upon our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
Conversion Rights
Our Common Stock has no conversion rights.
Preferred Stock
Pursuant to our Certificate of Incorporation, we have the authority to issue 40,000,000 shares of preferred stock, par value $0.001 per share.

Our Board of Directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers, and other rights, and any qualifications, limitations or restrictions of the shares of a series of preferred stock. Our Board of Directors could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of Common Stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of Common Stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of Common Stock. Under specified circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.
The particular terms of any series of preferred stock offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms relating to the series of preferred stock offered may include:
•	the number of shares of the preferred stock being offered;
•	the title and liquidation preference per share of the preferred stock;
•	the purchase price of the preferred stock;
•	the dividend rate or method for determining the dividend rate;
•	the dates on which dividends will be paid;
•	whether dividends on the preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;
•	any redemption or sinking fund provisions applicable to the preferred stock;
•	any securities exchange on which the preferred stock may be listed; and
•	any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to the preferred stock.
Holders of preferred stock will be entitled to receive, when, as and if declared by our Board of Directors, cash dividends at the rates and on the dates set forth in the related prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by our Board of Directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the related prospectus supplement. If our Board of Directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.
Any series of preferred stock may be redeemable in whole or in part at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and of Delaware Law
Our Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and which may have the effect of delaying, deferring, discouraging or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the Board of Directors, including:
Advance notice procedures. Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.
No cumulative voting. The General Corporation Law of the State of Delaware, or DGCL, provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation expressly provides that no stockholder shall be entitled to cumulate votes in the election of directors.
Voting limitations. Each outstanding share of our Common Stock is entitled to one vote on all matters submitted to a vote of holders of our Common Stock, except for stockholders that beneficially own more than 20% of the shares of our outstanding Common Stock, in which case our Board of Directors may declare that any shares of stock above such 20% do not have voting rights.
No stockholder action by written consent. The DGCL permits stockholder action by written consent unless otherwise provided by our Certificate of Incorporation. Our Certificate of Incorporation precludes stockholder action by written consent.
Business combinations under Delaware law. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-traded Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless certain conditions are met.
Authorized but unissued shares. Our authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger or otherwise.
Ability to adopt a stockholder rights plan. Our Certificate of Incorporation provides our Board of Directors the authority to adopt a stockholder rights plan, which, if adopted, could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger or otherwise.
Classified board of directors. Our Board of Directors is classified in three classes, with each class elected every year for a term of three years. This would delay the ability of a majority stockholder to gain majority representation in our Board of Directors.
Removal of directors. Our stockholders may not remove directors other than for cause, which consists of a declaration of unsound mind by an order of a court of competent jurisdiction, conviction of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or declaration of liability by a court of competent jurisdiction for gross negligence or willful misconduct in the performance of such director’s fiduciary duties. If cause exists, a vote of two-thirds of our stockholders is required for such director’s removal.
Amendment to our Certificate of Incorporation and Bylaws. Our Certificate of Incorporation and Bylaws provide that the anti-takeover provisions therein can only be amended or repealed with a vote of two-thirds of our stockholders. This would make any majority stockholder that does not have a two-thirds majority unable to amend any takeover protections in our Certificate of Incorporation or Bylaws and therefore preclude such stockholder from exercising control over our management.
Transfer Agent and Registrar
Computershare serves as the transfer agent and registrar for our Common Stock.
Listing
Our Common Stock is listed on The NASDAQ Global Select Market under the symbol “MELI.”

DESCRIPTION OF WARRANTS
General
We may offer warrants, including warrants to purchase debt securities, preferred stock, Common Stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), as well as other types of warrants. We may offer warrants independently or together with other securities offered under this prospectus, and they may be attached to or separate from those securities. We will issue the warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants we offer.
The following is a summary of certain general terms and provisions of the warrants, but they are not complete and are subject to, and are qualified in their entirety by reference to, the warrant agreement and the warrant certificate relating to the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus is a part, either by an amendment to the registration statement or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents. You should read the summary below, the applicable prospectus supplement and the provisions of the warrant agreement and the warrant certificate before investing in our warrants.
Debt Warrants
We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:
•	the title of the debt warrants;
•	the debt securities for which the debt warrants are exercisable;
•	the aggregate number of the debt warrants;
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the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;
•	the procedures and conditions relating to the exercise of the debt warrants;
•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;
•	the date, if any, from which you may separately transfer the debt warrants and the related securities;
•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires;
•	the maximum or minimum number of the debt warrants which you may exercise at any time;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and
•	the terms of the securities you may purchase upon exercise of the debt warrants.
We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants
We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:
•	the title of the warrants;
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the securities, which may include preferred stock, Common Stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants;

•	the aggregate number of the warrants;
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the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the debt warrants may be exercised;
•	the procedures and conditions relating to the exercise of the warrants;
•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;
•	the date, if any, from which you may separately transfer the warrants and the related securities;
•	the date on which your right to exercise the warrants commences, and the date on which your right expires;
•	the maximum or minimum number of warrants which you may exercise at any time;
•	if applicable, a discussion of material U.S. federal income tax considerations; and
•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.
We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, Common Stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, Common Stock or other securities purchasable upon the exercise.
Exercise of Warrants
We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amount of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.
We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
We may sell securities from time to time in one or more transactions separately or in combination. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we designate may solicit offers to purchase the securities.
•	If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.
•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.
•	Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.
We may use an underwriter or underwriters in the offer or sale of the securities.
•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.
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We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.
We may use a dealer to sell the securities.
•	If we use a dealer, we will sell the securities to the dealer, as principal.
•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.
•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.
We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.
We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.
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If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.
•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.
Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.
In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby, including the validity of the debt securities and the guarantees thereunder under New York law, will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our legal counsel. The validity of the guarantees under Argentine, Brazilian, Mexican, Chilean and Colombian law will be passed upon by Marval O’Farrell Mairal, Veirano Advogados, Nader, Hayaux y Goebel, S.C., Claro & Cia. and Brigard & Urrutia Abogados SAS, respectively, as applicable to the relevant Guarantors.
EXPERTS
The consolidated financial statements of MercadoLibre, Inc. appearing in MercadoLibre, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of MercadoLibre, Inc.’s internal control over financial reporting as of December 31, 2024, have been audited by Pistrelli, Henry Martin y Asociados S.A. (member of Ernst & Young Global Limited), independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Pistrelli, Henry Martin y Asociados S.A. (member of Ernst & Young Global Limited) pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):
•	our Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 21, 2025;
•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025 filed on May 8, 2025, for the quarter ended June 30, 2025 filed on August 5, 2025 and for the quarter ended September 30, 2025 filed on October 30, 2025;

•	the information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed on April 28, 2025; and
•	our Current Reports on Form 8-K filed on April 18, 2025, May 21, 2025, June 18, 2025, August 1, 2025 and September 16, 2025.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.
MercadoLibre, Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed to our Investor Relations department, at the following address:
MercadoLibre, Inc.
Attention: Investor Relations
Dr. Luis Bonavita 1294, Of. 1733, Tower II
Montevideo, Uruguay, 11300
Phone: (+598) 2-927-2770

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Information about us is also available at our website at investor.mercadolibre.com. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement and is intended to be inactive textual references only.
This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act relating to the securities to be offered. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Whenever a reference is made in this prospectus to such document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the document. Each such statement is qualified in its entirety by such reference.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates. All of such expenses are being borne by the registrant.

Amount to be Paid
SEC registration fee	$ (1)
Printing fees	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee’s and transfer agent’s fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	$

(1)
This registration statement relates to the registration of securities having an indeterminate maximum aggregate amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2)
The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Officers and Directors.
As of the date of this filing, Section 145 of the Delaware General Corporation Law (“DGCL”), as amended, provides in regard to indemnification of directors and officers as follows:
§ 145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.
(a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)	(1)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence).

(2)
The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by he or she to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.

(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(2)	By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or
(3)	By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or
(4)	If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or
(5)	By the stockholders.
(e)
Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the Certificate of Incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section. For purposes of this subsection, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company organized and licensed in compliance with the laws of any jurisdiction, including any captive insurance company licensed under Chapter 69 of Title 18, provided that the terms of any such captive insurance shall:

(2)
Exclude from coverage thereunder, and provide that the insurer shall not make any payment for, loss in connection with any claim made against any person arising out of, based upon or attributable to any (i) personal profit or other financial advantage to which such person was not legally entitled or (ii) deliberate criminal or deliberate fraudulent act of such person, or a knowing violation of law by such person, if (in the case of the foregoing paragraph (g)(1)(i) or (ii) of this section) established by a final, non-appealable adjudication in the underlying proceeding in respect of such claim (which shall not include an action or proceeding initiated by the insurer or the insured to determine coverage under the policy), unless and only to the extent such person is entitled to be indemnified therefor under this section;

(3)
Require that any determination to make a payment under such insurance in respect of a claim against a current director or officer (as defined in paragraph (c)(1) of this section) of the corporation shall be made by an independent claims administrator or in accordance with the provisions of paragraphs (d)(1) through (4) of this section; and

(4)
Require that, prior to any payment under such insurance in connection with any dismissal or compromise of any action, suit or proceeding brought by or in the right of a corporation as to which notice is required to be given to stockholders, such corporation shall include in such notice that a payment is proposed to be made under such insurance in connection with such dismissal or compromise.

For purposes of paragraph (g)(1) of this section, the conduct of an insured person shall not be imputed to any other insured person. A corporation that establishes or maintains a captive insurance company that provides insurance pursuant to this section shall not, solely by virtue thereof, be subject to the provisions of Title 18.
(h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Certificate of Incorporation and Bylaws. Our Certificate of Incorporation and Bylaws require the Company to indemnify the persons whom it may indemnify under Section 145 of the Delaware General Corporation Law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Company’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors, to the fullest extent permitted by Delaware law, for monetary damages for breach of fiduciary duty as a director. This provision does not affect the availability of equitable remedies such as injunctive relief or rescission. Further, such limitation of liability also does not affect a director’s standard of conduct or responsibilities under any other laws, including the Federal securities laws.
Indemnification Agreements. In addition to the provisions of our Certificate of Incorporation, MercadoLibre has entered into separate indemnification agreements with the directors and officers of MercadoLibre and the Subsidiary Guarantors to indemnify such directors and officers to the fullest extent permitted by law, as such may be amended from time to time.
D&O Insurance. MercadoLibre also maintains standard directors and officers insurance to insure the directors and officers of MercadoLibre and its subsidiaries against certain liabilities (the “D&O Policy”). Such D&O Policy does not extend to the directors and officers of MercadoLibre’s subsidiaries that are formed as a partnership (which includes MercadoLibre Chile Ltda.).
In connection with an offering of the securities registered hereunder, we may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act.
Item 16.	Exhibits.
The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in this Item 16.
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales of any securities registered hereby are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue

EXHIBIT INDEX

Exhibit Number	Description	Incorporated by reference herein
		From	Date
1.1	Form of Underwriting Agreement (Debt Securities)*
1.2	Form of Underwriting Agreement (Equity Securities)*
1.3	Form of Underwriting Agreement (Warrants)*
4.1	Amended and Restated Certificate of Incorporation‡	Form S-1 Registration Statement (File No. 333-142880)	May 11, 2007
4.2	Amended and Restated By-laws‡	Form S-1 Registration Statement (File No. 333-142880)	May 11, 2007
4.3
Indenture, dated January 14, 2021, between MercadoLibre, Inc., MercadoLibre S.R.L., Ibazar.com Atividades de Internet Ltda., eBazar.com.br Ltda., Mercado Envios Servicos de Logistica Ltda., MercadoPago.com Representações Ltda., MercadoLibre Chile Ltda., MercadoLibre, S. de R.L. de C.V., DeRemate.com de México, S. de R.L. de C.V. and MercadoLibre Colombia Ltda. and The Bank of New York Mellon, as trustee♦
		Form 8-K (File No. 001-33647)	January 14, 2021
4.4	Specimen Preferred Stock certificate*
4.5	Form of Specimen Certificate for the Registrant’s Common Stock‡	Form S-1/A Registration Statement (File No. 333-142880)	August 7, 2007
4.6	Form of Warrant Agreement (including form of warrant certificate)*
4.7	Form of debt securities*
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP♦
5.2	Opinion of Marval O’Farrell Mairal as to the validity of guarantees under Argentine law♦
5.3	Opinion of Veirano Advogados as to the validity of guarantees under Brazilian law♦
5.4	Opinion of Nader, Hayaux y Goebel, S.C. as to the validity of guarantees under Mexican law♦
5.5	Opinion of Claro & Cia. as to the validity of guarantees under Chilean law♦
5.6	Opinion of Brigard & Urrutia Abogados SAS as to the validity of guarantees under Colombian law♦
22.1	List of Subsidiary Guarantors♦
23.1	Consent of Pistrelli, Henry Martin y Asociados S.A. (Member of Ernst & Young Global Limited), Independent Registered Public Accounting Firm♦
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 to this Registration Statement)♦
23.3	Consent of Marval O’Farrell Mairal (included in opinion filed as Exhibit 5.2)♦
23.4	Consent of Veirano Advogados (included in opinion filed as Exhibit 5.3)♦
23.5	Consent of Nader, Hayaux y Goebel, S.C. (included in opinion filed as Exhibit 5.4)♦

Exhibit Number	Description	Incorporated by reference herein
		From	Date
23.6	Consent of Claro & Cia. (included in opinion filed as Exhibit 5.5)♦
23.7	Consent of Brigard & Urrutia Abogados SAS (included in opinion filed as Exhibit 5.6)♦
24.1	Power of Attorney for MercadoLibre, Inc. (incorporated by reference to the signature page of this Registration Statement)♦
24.2	Power of Attorney for MercadoLibre S.R.L. (incorporated by reference to the signature page of this Registration Statement)♦
24.3	Power of Attorney for eBazar.com.br Ltda. (incorporated by reference to the signature page of this Registration Statement)♦
24.4	Power of Attorney for Mercado Pago Instituição de Pagamento Ltda (incorporated by reference to the signature page of this Registration Statement)♦
24.5	Power of Attorney for MercadoLibre Chile Ltda. (incorporated by reference to the signature page of this Registration Statement)♦
24.6	Power of Attorney for MPFS, S. de R.L. de C.V. (incorporated by reference to the signature page of this Registration Statement)♦
24.7	Power of Attorney for DeRemate.com de México, S. de R.L. de C.V. (incorporated by reference to the signature page of this Registration Statement)♦
24.8	Power of Attorney for MP Agregador, S. de R.L. de C.V. (incorporated by reference to the signature page of this Registration Statement)♦
24.9	Power of Attorney for MercadoLibre Colombia Ltda. (incorporated by reference to the signature page of this Registration Statement)♦
25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon as Trustee for the indenture, dated as of November 13, 2025♦
107	Filing Fee Table♦

♦	Filed herewith.
‡	Incorporated herein by reference.
*	To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.

SIGNATURES OF MERCADOLIBRE, INC.
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montevideo, Uruguay, on November 17, 2025.

MercadoLibre, Inc.

By:	/s/ Marcos Galperin
Marcos Galperin
Chief Executive Officer

POWER OF ATTORNEY
The undersigned director of MercadoLibre, Inc., a Delaware corporation, whose signature appears below hereby constitutes and appoints Marcos Galperin, Martín de los Santos and Jacobo Cohen Imach, and each of them acting individually, as his true and lawful attorneys-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registration Statement on Form S-3 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Marcos Galperin	President, Chief Executive Officer, Chairman (Principal Executive Officer)	November 17, 2025
Marcos Galperin

/s/ Martín de los Santos	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 17, 2025
Martín de los Santos

/s/ Emiliano Calemzuk	Director	November 17, 2025
Emiliano Calemzuk

/s/ Alejandro Nicolás Aguzin	Director	November 17, 2025
Alejandro Nicolás Aguzin

/s/ Henrique Dubugras	Director	November 17, 2025
Henrique Dubugras

/s/ Susan Segal	Director	November 17, 2025
Susan Segal

/s/ Richard Sanders	Director	November 17, 2025
Richard Sanders

Signature	Title	Date

/s/ Martin Lawson	Director	November 17, 2025
Martin Lawson

/s/ Nicolás Galperin	Director	November 17, 2025
Nicolás Galperin

/s/ Stelleo Tolda	Director	November 17, 2025
Stelleo Tolda

SIGNATURES OF MERCADOLIBRE S.R.L.
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montevideo, Uruguay, on November 17, 2025.

MERCADOLIBRE S.R.L

By:	/s/ Martín de los Santos
Name:	Martín de los Santos
Title:	Attorney-in-Fact

Each person whose signature appears below constitutes and appoints Martín de los Santos as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registration Statement on Form S-3 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Juan Martin de la Serna	President	November 17, 2025
Juan Martin de la Serna

/s/ Daniel Rabinovich	Vice President	November 17, 2025
Daniel Rabinovich

/s/ Ariel Szarfsztejn	Vice President	November 17, 2025
Ariel Szarfsztejn

/s/ Ramiro Cormenzana	Manager	November 17, 2025
Ramiro Cormenzana

/s/ Marcelo Melamud	Manager	November 17, 2025
Marcelo Melamud

/s/ Andres Anavi	Manager	November 17, 2025
Andres Anavi

/s/ Alejandro Melhem	Manager	November 17, 2025
Alejandro Melhem

/s/ German Spataro	Manager	November 17, 2025
German Spataro

SIGNATURES OF EBAZAR.COM.BR LTDA.
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montevideo, Uruguay, on November 17, 2025.

EBAZAR.COM.BR LTDA.

By:	/s/ Martín de los Santos
Name:	Martín de los Santos
Title:	Attorney-in-Fact

Each person whose signature appears below constitutes and appoints Martín de los Santos as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registration Statement on Form S-3 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ João Paulo Santin Lima	Administrator	November 17, 2025
João Paulo Santin Lima

/s/ Luiz Augusto Gomes de Mattos Campos Vergueiro	Administrator	November 17, 2025
Luiz Augusto Gomes de Mattos Campos Vergueiro

SIGNATURES OF MERCADO PAGO INSTITUIÇÃO DE PAGAMENTO LTDA
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montevideo, Uruguay, on November 17, 2025.

MERCADO PAGO INSTITUIÇÃO DE PAGAMENTO LTDA

By:	/s/ Martín de los Santos
Name:	Martín de los Santos
Title:	Attorney-in-Fact

Each person whose signature appears below constitutes and appoints Martín de los Santos as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registration Statement on Form S-3 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Andre Santos de Rezende Chaves	Administrator	November 17, 2025
Andre Santos de Rezende Chaves

/s/ João Paulo Santin Lima	Administrator	November 17, 2025
João Paulo Santin Lima

/s/ Marcio Aparecido de Souza	Administrator	November 17, 2025
Marcio Aparecido de Souza

SIGNATURES OF MPFS, S. DE R.L. DE C.V.
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montevideo, Uruguay, on November 17, 2025.

MPFS, S. DE R.L. DE C.V.

By:	/s/ Martín de los Santos
Name:	Martín de los Santos
Title:	Attorney-in-Fact

Each person whose signature appears below constitutes and appoints Martín de los Santos as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registration Statement on Form S-3 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ David Geisen	Manager	November 17, 2025
David Geisen

SIGNATURES OF MP AGREGADOR, S. DE R.L. DE C.V.
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montevideo, Uruguay, on November 17, 2025.

MP AGREGADOR, S. DE R.L. DE C.V.

By:	/s/ Martín de los Santos
Name:	Martín de los Santos
Title:	Attorney-in-Fact

Each person whose signature appears below constitutes and appoints Martín de los Santos as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registration Statement on Form S-3 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Pedro Rivas Butcher	Manager	November 17, 2025
Pedro Rivas Butcher

SIGNATURES OF DEREMATE.COM DE MÉXICO, S. DE R.L. DE C.V.
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montevideo, Uruguay, on November 17, 2025.

DEREMATE.COM DE MÉXICO, S. DE R.L. DE C.V.

By:	/s/ Martín de los Santos
Name:	Martín de los Santos
Title:	Attorney-in-Fact

Each person whose signature appears below constitutes and appoints Martín de los Santos as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registration Statement on Form S-3 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ David Geisen	Manager	November 17, 2025
David Geisen

SIGNATURES OF MERCADOLIBRE CHILE LTDA.
Pursuant to the requirements of the Securities Act of 1933, MercadoLibre Chile Ltda. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and MercadoLibre, Inc., as managing partner of MercadoLibre Chile Ltda., has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Montevideo, Uruguay, on November 17, 2025.

MERCADOLIBRE CHILE LTDA.

By:	MERCADOLIBRE, INC., MANAGING PARTNER

By:	/s/ Martín de los Santos
Name:	Martín de los Santos
Title:	Attorney-in-Fact

Each person whose signature appears below constitutes and appoints Martín de los Santos as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registration Statement on Form S-3 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Marcos Galperin	Director	November 17, 2025
Marcos Galperin

/s/ Emiliano Calemzuk	Director	November 17, 2025
Emiliano Calemzuk

/s/ Alejandro Nicolás Aguzin	Director	November 17, 2025
Alejandro Nicolás Aguzin

/s/ Henrique Dubugras	Director	November 17, 2025
Henrique Dubugras

/s/ Susan Segal	Director	November 17, 2025
Susan Segal

/s/ Richard Sanders	Director	November 17, 2025
Richard Sanders

/s/ Martin Lawson	Director	November 17, 2025
Martin Lawson

/s/ Nicolás Galperin	Director	November 17, 2025
Nicolás Galperin

/s/ Stelleo Tolda	Director	November 17, 2025
Stelleo Tolda

SIGNATURES OF MERCADOLIBRE COLOMBIA LTDA.
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montevideo, Uruguay, on November 17, 2025.

MERCADOLIBRE COLOMBIA LTDA.

By:	/s/ Martín de los Santos
Name:	Martín de los Santos
Title:	Attorney-in-Fact

Each person whose signature appears below constitutes and appoints Martín de los Santos as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this Registration Statement on Form S-3 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Guilherme Meliman Lomaz	Legal Representative	November 17, 2025
Guilherme Meliman Lomaz

Signature of Authorized Representative of the Additional Registrants
Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of each of MercadoLibre S.R.L., eBazar.com.br Ltda., Mercado Pago Instituição de Pagamento Ltda, DeRemate.com de Mexico, S. de R.L. de C.V., MPFS, S. de R.L. de C.V., MP Agregador, S. de R.L. de C.V., MercadoLibre Chile Ltda., and MercadoLibre Colombia Ltda., has signed this registration statement in the City of Newark, State of Delaware, on November 17, 2025.

Signature	Title

/s/ Donald J. Puglisi	Authorized Representative in the United States
Donald J. Puglisi